POWER OF ATTORNEY

	By executing this Power of Attorney (this "Power of Attorney"), the undersigned irrevocably makes, constitutes and appoints the Persons listed on Schedule A hereto (each such person, an "Agent") as its true and lawful agents and attorneys in fact, with full power of substitution to the undersigned and full power and authority in the undersigned's name, place and stead, to:

	(1) execute, sign, acknowledge, swear to, record and file for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Polo Ralph Lauren Corporation (the "Company"), any and all Forms 3, 4 and 5 and amendments thereto required to be filed by the undersigned in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder with respect to the undersigned's holdings of and transactions in the securities issued by the Company (the "Section 16 Reports");

	(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any Section 16 Reports and timely file such Section 16 Reports with the Securities and Exchange Commission and any stock exchange or similar authority; and

	(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of the Agent.

The undersigned acknowledges and agrees that neither the Agents nor any other person or entity has hereby assumed or shall be responsible for the undersigned's responsibilities to comply with the requirements of Section 16 of the Exchange Act and any other applicable law.

	This Power of Attorney does not authorize the Agent to dispose of any of the undersigned's property. The Agent is only authorized to report transactions engaged in by the undersigned or other persons with appropriate authority.

	This Power of Attorney shall not revoke any power of attorney that has been previously granted by the undersigned to any other person.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Section 16 Reports, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Agents. For clarity, this Power of Attorney shall not be deemed to be revoked by any power of attorney that may be granted by the undersigned to any other person after the date hereof, unless any such subsequent power of attorney specifically refers to this Power of Attorney by the date of execution of this Power of Attorney by the undersigned.











	CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

	When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

	Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

	You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

	You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

	Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

	The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

	If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.


                 [Remainder of Page Left Intentionally Blank]











                                   2

















	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of August 3, 2010.

                                     /s/  Robert C. Wright
                                          Robert C. Wright


STATE OF NEW YORK	    )
				    ) ss.:
COUNTY OF	 NEW YORK   )

            On the 3rd day of August, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Robert C. Wright, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


                                      /s/ Joyce Peress
                                      Notary Public

                                      Joyce Peress
                                      Notary Public, State of New York
                                      No.01PE6056029
                                      Qualified in Queens County
                                      Commission Expires March 12, 2011














             [Signature Page of Principal to Power of Attorney]





















IMPORTANT INFORMATION FOR THE AGENT:

           When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

            (1)	act according to any instructions from the principal, or,
where there are no instructions, in the principal's best interest;

            (2)	avoid conflicts that would impair your ability to act in
the principal's best interest;

            (3)	keep the principal's property separate and distinct from
any assets you own or control, unless otherwise permitted by law;

            (4)	keep a record or all receipts, payments, and transactions
conducted for the principal; and

            (5)	disclose your identity as an agent whenever you act for the
principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

            You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.















                                      4







	Avery S. Fischer has read the foregoing Power of Attorney and acknowledges his legal responsibilities with respect thereto.

	IN WITNESS WHEREOF, Avery S. Fischer has executed this Power of Attorney as of August 3, 2010.


By: /s/ Avery S. Fischer
	Avery S. Fischer

STATE OF New York  )
			) ss.:
COUNTY OF New York )

         On the 3rd day of August, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared
Avery S. Fischer, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

                                      /s/ Joyce Peress
                                      Notary Public

                                      Joyce Peress
                                      Notary Public, State of New York
                                      No.01PE6056029
                                      Qualified in Queens County
                                      Commission Expires March 12, 2011















                 [Signature Page of Agent to Power of Attorney]






















	Yen D. Chu has read the foregoing Power of Attorney and acknowledges her legal responsibilities with respect thereto.

	IN WITNESS WHEREOF, Yen D. Chu has executed this Power of Attorney as of August 3, 2010.


By: /s/  Yen D. Chu
	 Yen D. Chu

STATE OF New York  )
				    ) ss.:
COUNTY OF New York )

         On the 3rd day of August, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Yen D. Chu, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


                                      /s/ Joyce Peress
                                      Notary Public

                                      Joyce Peress
                                      Notary Public, State of New York
                                      No.01PE6056029
                                      Qualified in Queens County
                                      Commission Expires March 12, 2011















                 [Signature Page of Agent to Power of Attorney]

















	Tracey T. Travis has read the foregoing Power of Attorney and acknowledges her legal responsibilities with respect thereto.

	IN WITNESS WHEREOF, Tracey T. Travis has executed this Power of Attorney as of September 13, 2010.


By: /s/ Tracey T. Travis
	Tracey T. Travis

STATE OF New York  )
				    ) ss.:
COUNTY OF New York )

            On the 13th day of September, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Tracey T. Travis, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.


                                      /s/ Joyce Peress
                                      Notary Public

                                      Joyce Peress
                                      Notary Public, State of New York
                                      No.01PE6056029
                                      Qualified in Queens County
                                      Commission Expires March 12, 2011
















                 [Signature Page of Agent to Power of Attorney]



















                                                               Schedule A

1. Avery S. Fischer, Senior Vice President and General Counsel of Polo Ralph Lauren Corporation

2. Yen D. Chu, Vice President, Corporate Counsel and Assistant Secretary of Polo Ralph Lauren Corporation

3. Tracey T. Travis, Senior Vice President and Chief Financial Officer of Polo Ralph Lauren Corporation